Exhibit 99.1

Quanome Enters into Agreement for Strategic Investment in QAI Labs, Advancing Quantum Life Sciences Strategy

All-stock transactions will give Quanome approximately 5% stake in QAI Labs, the developer of NOVA-3, an AI-enabled platform designed for multi-specific antibody discovery

New York, Nov. 09, 2026 (GLOBE NEWSWIRE) -- Quanome Technologies, Inc. (Nasdaq: QNME) (“Quanome” or the “Company”) today announced that it has entered into a definitive agreement, dated November 4, 2026, for its strategic investment in QAI Labs Ltd. (“QAI Labs” or “QAI”), an early-stage life sciences technology company developing NOVA-3, an AI-enabled discovery platform designed to combine quantum-computing algorithms (run on classical simulators) with laboratory testing to advance multi-specific antibody candidates. Under the all-stock transaction, QAI Labs will issue at closing 31,579 new shares to Quanome, representing approximately 5% equity interest in QAI Labs immediately after the issuance. In exchange, Quanome will issue at closing 6,541,236 new shares of its common stock to QAI Labs, equal to approximately 19% of Quanome’s outstanding common stock immediately before the issuance, and approximately 15.97% immediately after the issuance. Closing is subject to customary closing conditions.

The proposed investment may advance Quanome’s Quantum Life Sciences - Molecular Discovery stream, one of the Company’s four targeted strategic pillars for applying quantum science and artificial intelligence to high-value industry challenges. QAI Labs brings together a digital discovery platform, a quantum-computing algorithm program (run on classical simulators) and laboratory research capability in Sugar Land, Texas.

QAI Labs’ NOVA-3 platform is designed to use AI to assemble and rank multi-specific antibody candidates before laboratory work begins. According to information provided by QAI, its curated library includes antibody building-block pairs, which may support the evaluation of a broad range of potential molecular combinations. Its research program is exploring how quantum-enhanced methods may assist selected complex calculations and optimization problems, with laboratory results designed to feed back into each new molecule design cycle. This integrated loop is intended to help prioritize candidates for laboratory evaluation and improve the allocation of research resources. QAI Labs remains at an early, pre-commercial stage, with all molecule candidates require laboratory validation, clinical development and regulatory approval before potential commercialization.

“This investment agreement puts another of Quanome’s quantum and AI strategy streams into execution,” said Yang Li, Chief Executive Officer of Quanome Technologies. “QAI Labs is building a more focused engine for early-stage molecular discovery: using advanced computing to identify promising multi-specific antibody candidates sooner, then validating the strongest designs in the laboratory. The platform aims to improve the pace and precision of molecule discovery and help create better treatment options for patients. We believe this may represent a compelling long-term opportunity for us.”

“Our objective is to use AI to identify and rank promising designs, test where quantum-enhanced approaches can add value to difficult calculations, and validate the selected outputs in the laboratory,” said Dr. Daniel Feng, Co-Founder of QAI Labs. “Quanome’s investment provides strategic backing to accelerate the evaluation and continued development of NOVA-3, further expanding the platform’s scientific and partnership potential.”

Drug discovery begins with an immense field of possible molecules and a high rate of failure. AI and quantum-enabled methods have the potential to compress design cycles, sharpen candidate selection and direct laboratory resources toward the molecules that are worth creating and testing. They do not replace clinical trials or regulatory review, but they can create a more disciplined route from digital design to laboratory validation - and a faster opportunity to potentially support more patients in medical treatments.

Quanome intends to support QAI Labs’ development through its investment, strategic engagement and relevant relationships across its Scientific Advisory Network and broader ecosystem. The Company will seek opportunities to strengthen scientific review, technical capability, validation pathways and complementary life-sciences partnerships as QAI Labs develops its platform. Following closing, the parties intend to pursue a strategic collaboration in AI-driven drug discovery. QAI Labs continues to operate independently and is not a subsidiary of Quanome.

As part of its investment review, Quanome considered a third-party valuation report and other relevant factors in evaluating the transaction. The parties assigned the consideration shares an aggregate negotiated transaction value of US$5.0 million, corresponding to an implied equity valuation of approximately US$100 million for QAI Labs based on the equity interest acquired. The Quanome shares to be issued in the transaction will not be registered under the Securities Act of 1933, as amended, and will be subject to applicable transfer restrictions.

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Media and Investor Contact

Lauren Callie | investor@quanometech.com

EDITOR’S NOTES AND ADDITIONAL CONTEXT

About QAI Labs Ltd. QAI Labs is a Delaware-based life sciences technology company with a laboratory in Sugar Land, Texas. It is developing NOVA-3, an AI-enabled, laboratory-integrated platform designed to combine artificial intelligence, quantum-computing algorithms (run on classical simulators) and laboratory testing in the design and evaluation of multi-specific antibody candidates. QAI Labs holds two in-licensed programs, IMT030122 (EpCAM × CD3 × 4-1BB) and IMB030202 (EpCAM × 4-1BB × HSA); both are at an early preclinical stage, and no IND-enabling studies have commenced. QAI Labs is early-stage and pre-commercial; NOVA-3 has not produced an approved medicine.

NOVA-3 starts with a curated library of antibody building-block pairs and applies AI and molecular modeling to assemble and rank potential combinations. The platform is designed to create a repeatable research loop: digital design, laboratory testing and feedback into the next round of designs. The program is also investigating where quantum-enhanced approaches may assist selected calculations; this work remains experimental.

About Quanome Technologies, Inc. (Nasdaq: QNME) Quanome Technologies is a U.S.-based company headquartered in New York, New York. The Company is building capabilities and an investment portfolio at the intersection of quantum technologies, artificial intelligence, advanced simulation and intelligent systems. Through internal development, strategic relationships and selected investments, Quanome seeks to translate emerging science into real-world applications across life sciences, cybersecurity, advanced materials, energy, financial systems and other industries shaped by complex computational challenges. For more information, visit www.quanometech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the anticipated strategic benefits of Quanome’s proposed investment in QAI Labs; Quanome’s strategy, portfolio and partnership development; NOVA-3; AI and quantum-enhanced methods in life sciences; and the future validation, development and potential commercialization of QAI’s outputs and therapeutic candidates.

These statements are based on current expectations, estimates, assumptions and projections and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially. These include QAI’s early stage of development; scientific, technical, intellectual-property and commercialization risks; the need for financing, laboratory validation, clinical development and regulatory review; the possibility that quantum-enhanced methods may not produce anticipated benefits; assumptions underlying valuation estimates; and Quanome’s ability to execute its strategy. Additional risks are described in Quanome’s SEC filings. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them except as required by law.

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